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                     $                   (APPROXIMATE)

                       ASSET SECURITIZATION CORPORATION

                      SUBORDINATED UNITS, CONSISTING OF CLASS B-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, CLASS B-2 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, CLASS B-3 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, CLASS B-4 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
         CLASS B-5 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, AND
           CLASS B-6 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            UNDERWRITING AGREEMENT

Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167

Nomura Securities International, Inc.
Two World Financial Center -- Building B
New York, New York 10281-1198
                                                                         , 1997

Dear Sirs:

   1. Introduction. Asset Securitization Corporation, a Delaware corporation (the "Company"), proposes to issue and sell $ (approximate) principal amount of Subordinated Units (the "Units") consisting of Commercial Mortgage Pass-Through Certificates of the classes stated above (collectively, the "Certificates") to Bear, Stearns & Co. Inc. and Nomura Securities International, Inc. (the "Underwriters"), acting severally and not jointly, subject to the terms and conditions set forth herein. The Certificates are to be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") among the Company, as depositor, AMRESCO Management, Inc., as servicer (the "Servicer"), and special servicer (the "Special Servicer"), La Salle National Bank, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). Upon issuance, each Unit will comprise $ (approximate) Class B-1 Certificates, $ (approximate) Class B-2 Certificates, $ (approximate) Class B-3 Certificates, $ (approximate) Class B-4 Certificates, $ (approximate) Class B-5 Certificates and $ (approximate) Class B-6 Certificates. The Pooling and Servicing Agreement will provide for terms relating to the issuance of Units, comprised of the Certificates, including whether and to what extent such Certificates will be separately transferrable. The Certificates will evidence beneficial ownership interests in the Trust Fund (as defined in the Pooling and Servicing Agreement) consisting of a pool (the "Mortgage Pool") of 123 mortgage loans (the "Mortgage Loans"), all as described in the Prospectus (as defined below). The Mortgage Loans will be acquired by the Company from Nomura Asset Capital Corporation (the "Mortgage Loan Seller") pursuant to a Mortgage Loan Purchase and Sale Agreement (the "Purchase Agreement"), by and between the Company and the Mortgage Loan Seller, in exchange for immediately available funds. This is to confirm the arrangements with respect to the purchase of the Units and the Certificates included therein by the Underwriters. Terms not defined herein which are defined in the Pooling and Servicing Agreement shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

   Elections will be made to treat designated portions of the Trust Fund, exclusive of the Reserve Accounts, Lock Box Accounts, Cash Collateral Accounts, the Excess Interest and the Default Interest (each as defined in the Prospectus) (such portions of the Trust Fund, the "Trust REMICs"), and the Trust REMICs will qualify, as two separate "real estate mortgage investment conduits" (each, a "REMIC" or, alternatively, the "Upper-Tier REMIC" and the "Lower-Tier" REMIC," respectively) for federal income

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tax purposes. The Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1,
Class PS1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-7H Certificates will constitute "regular interests" in the Upper-Tier REMIC. The Class R and Class LR Certificates will constitute the sole classes of "residual interests" in the Upper-Tier REMIC and the Lower-Tier REMIC, respectively. The Class V-1 Certificates will represent the right to receive Default Interest and the Class V-2 Certificates will represent the right to receive Excess Interest, which portions of the Trust Fund will be treated as part of the grantor trust for federal income tax purposes.


   The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-11 (Registration No. 333-21315) covering the registration of the Units and the Certificates, (collectively, the "Securities") under the Securities Act of 1933, as amended (the "Act"), including the related preliminary prospectus, or prospectuses, and either (A) has prepared and proposes to file, prior to the effective date of such registration statement, an amendment to such registration statement, including a final prospectus or (B) if the Company has elected to rely upon Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "Rules and Regulations"), will prepare and file a prospectus, in accordance with the provisions of Rule 430A and Rule 424(b) ("Rule 424(b)") of the Rules and Regulations, promptly after execution and delivery of this Agreement. The information, if any, included in such prospectus that was omitted from the prospectus included in such registration statement at the time it became effective but that is deemed, pursuant to paragraph (b) of Rule 430A, to be part of such registration statement at the time it became effective is referred to herein as the "Rule 430A Information". Each prospectus used before the time such registration statement became effective, and any prospectus that omits the Rule 430A Information that is used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus". Such registration statement, including the exhibits thereto, as amended at the time it became effective and including, if applicable, the Rule 430A Information, is herein called the "Registration Statement," and the prospectus included in the Registration Statement at the time it became effective is herein called the "Prospectus", except that, if the final prospectus first furnished to the Underwriter after the execution of this Agreement for use in connection with the offering of the Securities differs from the prospectus included in the Registration Statement at the time it became effective (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term "Prospectus" shall refer to the final prospectus first furnished to the Underwriter for such use.

   The Company hereby agrees with the Underwriters as follows:

   2. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof, and as of the Closing Date referred to in Section 3(b) hereof as follows:

     (a) The Registration Statement has become effective under the Act, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act. On the effective date of the Registration Statement and at all times subsequent thereto, up to the Closing Date, (A) the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations, and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Prospectus and any amendments or supplements thereto will conform in all material respects to the requirements of the Act and the Rules and Regulations, will contain all material information included in any other prospectus relating to the Mortgage Pool and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the foregoing does not apply to statements or omissions in such documents based upon written information furnished to the Company by any Underwriter specifically for use therein.

     (b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its

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    assets and conduct its business as described in the Prospectus, and to enter into and perform its obligations under this Agreement, the Purchase Agreement and the Pooling and Servicing Agreement; and the Company has received no notice of proceedings relating to the revocation or modification of any license, certificate authority or permit applicable to its owning such properties or conducting business which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition, assets or income of the Company. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that a failure to so qualify or be in good standing would have a material adverse effect on the business, operations, condition (financial or otherwise), affairs, assets, regulatory situation or business prospects of the Company. The Company has no subsidiaries.

     (c) This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding instrument of the Company in accordance with its terms.

     (d) The Pooling and Servicing Agreement and the Purchase Agreement, when executed and delivered as contemplated hereby and thereby, will have been duly executed and delivered by the Company and will constitute, when so executed and delivered, a legal, valid and binding instrument enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and
    (ii) general principles of equity and the discretion of the court (regardless of whether enforceability of such remedies is considered in a proceeding in equity or at law); and the Pooling and Servicing Agreement and the Purchase Agreement conform to the description thereof in the Prospectus.

     (e) The issuance of the Securities has been duly authorized by the Company and, when such Securities are executed and authenticated in accordance with the Pooling and Servicing Agreement and delivered against payment pursuant to this Agreement, such Securities will be validly issued and outstanding; and the Securities will be entitled to the benefits provided by the Pooling and Servicing Agreement. The Securities are in all material respects in the form contemplated by the Pooling and Servicing Agreement; and the Units and Certificates will conform in all material respects to the description thereof contained in the Prospectus.

     (f) As of the Closing Date, the Units, the Certificates, the Pooling and Servicing Agreement and the Mortgage Loan Purchase and Sale Agreement will each conform in all material respects to the respective descriptions thereof contained in the Prospectus and such descriptions constitute a fair and accurate summary of the provisions thereof and the transactions contemplated therein.

     (g) The representations and warranties made by the Company in the Pooling and Servicing Agreement and by the Mortgage Loan Seller in the Purchase Agreement and made in any Officer's Certificates of the Company or the Mortgage Loan Seller delivered pursuant to the Pooling and Servicing Agreement or the Purchase Agreement will be true and correct at the time made and on the Closing Date and you may rely on the representations and warranties made by us to the parties to the Pooling and Servicing Agreement and the Purchase Agreement as if such representations and warranties were included in this Section 2.

     (h) None of (A) the issuance and sale of the Securities (B) the execution, delivery or performance by the Company of this Agreement, the Purchase Agreement or the Pooling and Servicing Agreement, (C) the consummation of the transactions contemplated herein and therein, and (D) compliance by the Company with the provisions hereof or thereof, violates, conflicts with or constitutes a breach of any of the terms or provisions of, or, after giving effect to the transactions contemplated herein and therein, will violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any assets of the Company, or an acceleration of any indebtedness of the Company pursuant to, (1) the certificate of incorporation or bylaws of the Company, (2) any bond, debenture, note,

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    indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by it or its assets is or may be bound, (3) any statute, rule or regulation applicable to the Company or any of its assets or (4) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of its assets, except for any violations, defaults, conflicts or breaches which are not, in the aggregate, material to the business, operations, condition (financial or otherwise), affairs, assets, regulatory situation or business prospects of the Mortgage Pool, in the aggregate, or the Company.

     (i) No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (A) any court or governmental agency, body or administrative agency or (B) any other person is required for (1) the execution, delivery and performance by the Company of this Agreement, the Purchase Agreement or the Pooling and Servicing Agreement, (2) the transactions contemplated herein or therein or (3) the issuance and sale of the Securities and the transactions contemplated hereby and thereby, except such as have been obtained and made under the Act and state securities or Blue Sky laws and regulations or such as may be required by the NASD.

     (j) There is (A) no action, suit, investigation or proceeding before or by a court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Company threatened or contemplated to which the Company is or may be party or to which the business or the assets of the Company are subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body and
    (C) no injunction, retraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company is or may be subject or to which the business or assets of the Company are or may be subject, that, in the case of clauses (A), (B) and (C) above, (1) is required to be disclosed in the Prospectus and that is not so disclosed, or (2) could reasonably be expected to (x) result in a material adverse effect on the business, operations, condition (financial or otherwise), affairs, assets, regulatory situation or business prospects of the Mortgage Pool, in the aggregate, or the Company, (y) interfere with or adversely affect the issuance or marketability of the Securities pursuant hereto or
    (z) in any manner materially adversely affect the performance by the Company of its obligations under or the validity or enforceability of this Agreement, the Purchase Agreement, the Pooling and Servicing Agreement or the Securities.

     (k) The transfer of the Mortgage Loans to the Trust Fund at or prior to the Closing Date and the sale by the Company of the Securities will be treated by the Company for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

     (l) Since the respective dates as of which information is given in the Registration Statement and the Prospectus except as otherwise stated therein, (A) there has been no material adverse change in the Mortgage Pool, in the aggregate, whether or not arising in the ordinary course of business and (B) there have been no transactions entered into by the Company which are material, other than those in the ordinary course of business.

     (m) Neither the Company nor the Trust Fund is or, as a result of the offer and sale of the Securities as contemplated in the Prospectus and in this Agreement will become, an "investment company" as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), or an "affiliated person" of any such "investment company" that is registered or is required to be registered under the Investment Company Act (or an "affiliated person" of any such "affiliated person"), as such terms are defined in the Investment Company Act.

   3. Purchase, Sale and Delivery. (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees to purchase, severally and not jointly, from the Company, the principal amount of Units set forth opposite its name on Schedule I hereto. The purchase price for the Units will be % of the initial principal balance thereof as of , 1997 (the "Cut-off Date"), plus accrued interest from the Cut-Off Date up to but not including the Closing Date, before deducting expenses payable by the Company.

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     (b) Delivery of the Units shall be made, against payment of the purchase price therefor, at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 10:00 A.M. New York City time, on , 1997 or at such other time as shall be agreed upon by the Underwriters and the Company. The time and date of such delivery and payment are herein called the "Closing Date."

     (c) Delivery of the Units shall be made by the Company to the Underwriters against payment of the purchase price specified above in immediately available funds by wire transfer. Unless delivery is made through the facilities of the Depository Trust Company, the Certificates so to be delivered will be in definitive, fully registered form, in such denominations and registered in such names as you request, and will be made available for inspection and packaging at your office at least twenty-four hours prior to the Closing Date.

   4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

   5. Covenants of the Company. The Company covenants and agrees with the several Underwriters as follows:

     (a) The Company will advise you or your counsel promptly of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Securities, or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or Blue Sky law, as soon as the Company is advised thereof, and will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

     (b) The Company will not amend the Registration Statement or amend or supplement the Prospectus prior to the Closing Date unless the Underwriters shall previously have been advised thereof and shall not have objected thereto within a reasonable time after being furnished a copy thereof. The Company shall promptly prepare, upon the Underwriters request, any amendment to the Registration Statement or amendment or supplement to the Prospectus that may be necessary or advisable in connection with the offering of the Securities.

     (c) If at any time after the date hereof when a prospectus relating to the Securities is required to be delivered under the Act any event occurs as a result of which, in the judgment of the Company or in the reasonable opinion of counsel for the Company or counsel for the Underwriters, it becomes necessary or advisable to amend the Registration Statement or to amend or supplement the Prospectus in order to make the statements in the Prospectus, in the light of the circumstances when such Prospectus is delivered to a prospective purchaser, not misleading, or if it is necessary at any time to amend the Registration Statement or to amend or supplement the Prospectus to comply with the Act, the Company promptly will (i) notify the Underwriters and (ii) prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

     (d) The Company will make generally available to the holders of the Securities and will deliver to you, in each case as soon as practicable, an earnings statement covering the twelve-month period beginning after the Closing Date, which will satisfy the provisions of Section 11(a) of the Act with respect to the Securities.

     (e) The Company will furnish to you copies of the Registration Statement (two of which will be signed and will include all documents and exhibits thereto), the preliminary prospectus, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you request.

     (f) The Company will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you reasonably designate and will continue such qualifications in effect so long as reasonably required for the

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    distribution; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not qualified on the date hereof or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is not, on the date hereof, subject to such service of process.

     (g) The Company will pay all expenses incidental to the performance of its obligations under this Agreement and will reimburse the Underwriters for any expenses (including reasonable fees and disbursements of counsel and accountants) incurred by them in connection with qualification of the Securities and determination of their eligibility for investment under the laws of such jurisdictions as you designate and the printing of memoranda relating thereto, for any fees charged by the nationally recognized statistical rating agencies for the rating of the Securities, for the filing fee of the National Association of Securities Dealers, Inc. relating to the Securities, if applicable, and for expenses incurred in distributing preliminary prospectuses to the Underwriters.

     (h) The Pooling and Servicing Agreement will provide that, during the period when a prospectus is required by law to be delivered in connection with the sale of the Securities pursuant to this Agreement, the Servicer or the Trustee will file or cause to be filed, on a timely and complete basis, all documents that are required to be filed by the Company or on behalf of the Trust Fund with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     (i) So long as the Securities shall be outstanding, the Company will deliver to you the annual statement of compliance delivered to the Trustee pursuant to the Pooling and Servicing Agreement and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to the Pooling and Servicing Agreement as soon as such statements are furnished to the Company.

   6. Conditions to the Obligations of the Underwriters. The obligations of the Undrwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Company as of the date hereof and the Closing Date, to the accuracy of the statements made in any officers' certificates (each an "Officer's Certificate") pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

     (a)(i) At the time that this Agreement is executed, Price Waterhouse shall have furnished to you a letter, addressed to you, and in form and substance satisfactory to you in all respects, reflecting the performance of the procedures previously requested by you and including a statement to the effect that using the assumptions and methodology used by the Company, all of which shall be described in such letter or the Prospectus, they have recalculated such numbers, percentages, dates and amounts included in the tables ("Yield Tables") attached as Appendix A to their letter and included in the Prospectus as you may reasonably request, compared the results of their calculations to the corresponding items in the Prospectus, and found each such number, percentage, date and amount set forth in the Prospectus to be in agreement with the results of such calculations. To the extent historical financial delinquency or related information is included with respect to one or more servicers, such letter or letters shall also relate to such information.

     (a)(ii) At the Closing Date, Price Waterhouse shall have furnished to you a letter, addressed to you, and in form and substance satisfactory to you in all respects and dated as of the Closing Time, (x) to the effect that they reaffirm the statements made in the letter furnished pursuant to
    Section 6(a)(i) as of the Closing Date, and (y) relating, to the extent such information is not covered in the letter or letters provided pursuant to clause (a)(i), to a portion of the information set forth on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement or, if a letter relating to the same information is provided to the Trustee, indicating that you are entitled to rely upon its letter to the Trustee.

     (b) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the Mortgage Pool, in the aggregate, the effect of which, in any

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    case, is, in your judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Registration Statement and the Prospectus. All actions required to be taken and all filings required to be made by the Company under the Act prior to the sale of the Securities shall have been duly taken or made; and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company or you, shall be contemplated by the Commission or by any authority administering any state securities or Blue Sky law.

     (c) The Certificates shall be given the rating set forth in Schedule II hereto by Fitch Investors Service, L.P. ("Fitch") and/or Standard & Poor's Rating Services ("S&P").

     (d) You shall have received the opinion of Cadwalader, Wickersham & Taft, counsel for the Company, dated the applicable Closing Date, to the effect set forth in Annex A hereto.

     (e) You shall have received a letter from Barry M. Funt, Esq., in-house counsel for the Company, dated the applicable Closing Date, to the effect set forth in Annex B hereto.

   Each opinion also shall relate to such other matters as you reasonably may request. With respect to such opinions, each counsel: (1) may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase and Sale Agreement; (2) may assume, as applicable, the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto; (3) may qualify such opinion only as to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware; and (4) may, to the extent necessary, rely as to the laws of states other than New York on the opinion of local counsel. Such counsel shall also confirm that the Underwriters may rely, on and as of the Closing Date, on any opinion or opinions of such counsel submitted to the rating agency or agencies rating the Offered Certificates as if addressed to the Underwriters and dated the Closing Date.

     (f) You shall have received from Cadwalader, Wickersham & Taft, counsel for the Company, a letter, dated as of the Closing Date, stating that you may rely on the opinions delivered by such firm under the Pooling and Servicing Agreement and the Purchase Agreement and to the rating agency or agencies rating the Certificates and the Units as if such opinions were addressed directly to you (copies of which opinions shall be delivered to you).

     (g) You shall have received from Mayer, Brown & Platt, counsel for the Trustee, an opinion or opinions, dated as of the Closing Date, with respect to such matters as the Underwriters shall reasonably request, in form and substance reasonably satisfactory to the Underwriters.

     (h) You shall have received from Weil, Gotshal & Manges LLP, counsel for the Servicer, an opinion or opinions, dated as of the Closing Date, with respect to such matters as the Underwriters shall reasonably request, in form and substance reasonably satisfactory to the Underwriters.

     (i) You shall have received from Shearman & Sterling, counsel for the Underwriters, such opinion or opinions, dated as of the Closing Date, with respect to the validity of the Securities, the Registration Statement, the Prospectus and other related matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they may have requested from it for the purpose of enabling them to pass upon such matters.

     (j) You shall have received Officer's Certificates signed by such of the principal executive, financial and accounting officers of the Company as you may request, dated as of the Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct in all material respects; that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated; that, subsequent to the dates as of which information is given

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    in the Prospectus as amended or supplemented, and except as set forth or contemplated in the Prospectus, there has not been any material adverse change in the Mortgage Pool, in the aggregate; that, except as otherwise stated in the Prospectus, there are no material actions, suits or proceedings pending before any court or governmental agency, authority or body or, to their knowledge, threatened, affecting the Company or the transactions contemplated by this Agreement; and that attached thereto are true and correct copies of a letter or letters from one or more nationally recognized statistical rating agencies confirming that the Certificates have received the ratings set forth in Schedule II hereto and that such ratings have not been lowered since the date of such letter.

   The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

   If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Company is in breach of any covenants or agreements contained herein, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

   7. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of the Underwriters or any controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation), commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement at the time it became effective or in any amendment thereof, or in the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company as herein stated by or on behalf of the Underwriters specifically for use in connection with the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) The Underwriters severally, and not jointly, agree to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, claims, damages, liabilities and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, at the time it became effective, or any amendment thereof, or any preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, claim, damage, liability or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company, by or on behalf of such Underwriter expressly for use therein; provided, however, that in no case shall the Underwriters be liable or responsible for any amount in excess of the discounts and commissions received by the Underwriters, as set forth on the cover page of the Prospectus. This indemnity will be in addition to any liability which the Underwriters may otherwise have. The Company acknowledges that (i) the statements set forth in the first sentence of the last paragraph of the cover page, (ii) the names of the Underwriters appearing on the cover page,
    (iii) the list under the caption "Plan of Distribution" setting forth the names of the Underwriters and the principal amount of units agreed to be purchased by such Underwriters and (iv) the information set forth in the second paragraph under the caption "Plan of Distribution" included in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, as the case may be, and each Underwriter confirms, on its behalf, that such statements are correct.


     (c) Promptly after receipt by an indemnified party under subsection (a) or
    (b) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such act, or within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.


     (d) In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable, on grounds of public policy or otherwise, from the Company or the Underwriters or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration

    Statement and directors of the Company) to which the Company and the Underwriters may be subject in such proportions as is appropriate to reflect the relative benefits received by the Company on one hand and the Underwriters on the other from the offering of the Securities or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7(c) hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

   The relative benefits received by the Company on one hand and the Underwriters on the other shall be deemed to be in the same proportion as (x) the total proceeds from the offering of the Securities (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, applicable to the securities purchased by each such Underwriter. The relative fault of the Company on one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7(d), (x) in no case shall the Underwriters be liable or responsible for any amount in excess of the underwriting discount with respect to the Securities purchased by such Underwriter and (y) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and the respective officers, directors, partners, employees, representatives and agents of the Underwriters or any controlling person shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses
(x) and (y) of this Section 7(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7(d), notify such party or parties from whom contribution may he sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 7(d) or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

   8. Obligations of the Mortgage Loan Seller. The Mortgage Loan Seller agrees with each Underwriter, for the sole and exclusive benefit of such Underwriter and each person who controls such Underwriter within the meaning of either the Act or the Exchange Act and not for the benefit of any assignee thereof or any other person or persons dealing with such Underwriter, in consideration of and as an inducement to its agreement to purchase the Units from the Company, to indemnify and hold harmless each Underwriter against any failure by the Company to perform its obligations to such Underwriter (including its contribution obligation) pursuant to Section 7 hereof; provided, however, that the aggregate liability of the Mortgage Loan Seller for the foregoing indemnity shall not exceed an amount equal to the aggregate principal amount of the Securities.

   9. Default of Underwriters. If any Underwriter or Underwriters participating in an offering of Units default in their obligations to purchase Units hereunder and the aggregate purchase price of Units which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the aggregate purchase price of the Units then being purchased, the Underwriters may make arrangements satisfactory to the Company for the purchase of such Units by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective total commitments as set forth in Schedule I hereto, to purchase the Units which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate purchase price of Units with respect to which such default or defaults occur is more than 10% of the aggregate purchase price of Units then being purchased, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Units by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

   10. Survival of Certain Representations and Obligations. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in Sections 5(g) and 11(d) and the indemnity and contribution agreements contained in Sections 7 and 8 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof or by or on behalf of the Company or any controlling person thereof, and shall survive delivery of and payment for the Units to and by the Underwriters. The representations contained in Section 2 and the agreements contained in Sections 5(g), 7, 8 and 11(d) shall survive the termination of this Agreement, including any termination pursuant to Section 11.

   11. Effective Date of Agreement and Termination. (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

     (b) The Underwriters shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Underwriters, without liability (other than with respect to Section 10) on the Underwriters' part to the Company, if, on or prior to such date, (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on their part to be performed hereunder,
    (ii) any other condition to the obligations of the Underwriters hereunder as provided in Section 6 is not fulfilled when and as required in any material respect, (iii) in the reasonable judgment of the Underwriters, any material adverse change shall have occurred since the respective dates as of which information is given in the Prospectus in the business, operations, condition (financial or otherwise), affairs, assets, regulatory situation or business prospects of the Mortgage Pool, in the aggregate, or the Company, whether or not arising in the ordinary course of business or
    (iv) (A) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Underwriters will in the immediate future materially disrupt, securities markets; or if trading on the New York or American Stock Exchanges shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the New York or American Stock Exchanges by the New York or American Stock Exchanges or by order of the Commission or any other governmental authority having jurisdiction; or (B) if the United States shall have become involved in a war or major hostilities; or (C) if a banking moratorium has been declared by a state or Federal authority, or if a banking moratorium in foreign exchange trading by major international banks or persons has been declared; or (D) if there shall have been such change in the market for securities in general or in political, financial or economic conditions as in your judgment would be so materially adverse as to make it inadvisable to proceed with the offering, sale and delivery of the Securities on the terms contemplated herein.

     (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, telephonic facsimile, or telegraph, confirmed in writing by letter.

     (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to clause (iv) of Section 11(b), in which case each party will be responsible for its own expenses), or if the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the party of the Company to perform any agreement herein or comply with any provision hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and expenses of Underwriters' counsel), incurred by the Underwriters in connection herewith.

   12. Notices. All communications hereunder will be in writing, and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to you at 245 Park Avenue, New York, New York 10167, Attention: General Counsel or if sent to either the Company or the Mortgage Loan Seller, will be mailed, delivered or telegraphed and confirmed to it at Two World Financial Center -- Building B, 21st Floor, New York, New York 10281-1198, Attention:
                ; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed to such Underwriter at the address furnished by it.

   12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and thereto, and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder or thereunder.

   13. Representation of Underwriters. You will act for the several Underwriters in connection with the offering of Securities governed by this Agreement, and any action under this Agreement taken by you will be binding upon all the Underwriters identified herein.

   14. Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

   If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company, the Mortgage Loan Seller and the several Underwriters in accordance with its terms.


                                            Very truly yours,

                                            ASSET SECURITIZATION CORPORATION


                                            By:  Name:

                                                      -----------------------

                                                      -----------------------
                                                      Title:

                                            NOMURA ASSET CAPITAL CORPORATION


                                            By:  Name:

                                                      -----------------------

                                                      -----------------------
                                                      Title:

The foregoing Underwriting Agreement
hereby is confirmed and accepted
as of the date first above written.


BEAR, STEARNS & CO. INC.
NOMURA SECURITIES INTERNATIONAL, INC.


By: Bear, Stearns & Co. Inc.


    By:
       -------------------------------
       Title:

                                  SCHEDULE I

                                               PRINCIPAL AMOUNT
    UNDERWRITERS                                   OF UNITS
------------------------------------------  --------------------
Bear, Stearns & Co. Inc. .................. $
Nomura Securities International, Inc.  ....
                                            --------------------
                                            $
                                            ====================

                                  SCHEDULE II

   Initial aggregate Certificate Balance of the Units: $
(approximate).

                          INITIAL CERTIFICATE   PASS-THROUGH
      CERTIFICATES              BALANCE             RATE        S& RATING    FITCH RATING
-----------------------  -------------------  --------------  -----------  --------------
Class B-1 Certificates        $36,113,562                          BB+            BB+
Class B-2 Certificates         36,113,562                          BB             BB
Class B-3 Certificates         14,445,425                          BB-            BB-
Class B-4 Certificates         21,668,137                          B+
Class B-5 Certificates         14,445,425                          B
Class B-6 Certificates         14,445,425                          B-

                                                                        ANNEX A

       FORM OF OPINION TO BE DELIVERED BY CADWALADER, WICKERSHAM & TAFT

   1. The Registration Statement is effective under the Act, and, to the best of our knowledge, no stop order with respect thereto has been issued by the Commission and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

   2. The Registration Statement, as of its effective date, and the Prospectus, as of its issue date and the date hereof (in each case, with the exception of any numerical, financial, statistical and quantitative data included therein, as to which we express no view), appeared on their respective faces to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations thereunder applicable to such documents as of the relevant date.

   3. The statements in the Prospectus under the headings "Legal Investment," "Certain Federal Income Tax Consequences" and "ERISA Considerations," insofar as such statements purport to summarize matters of federal law or legal conclusions with respect thereto, have been reviewed by us and are correct in all material respects. The statements made under the captions "Summary of Prospectus," "The Pooling and Servicing Agreement," "Description of the Subordinated Units" and "Description of the Subordinated Certificates" in the Prospectus, insofar as such statements purport to summarize certain provisions of the Securities and the Pooling and Servicing Agreement and the transactions contemplated therein, are correct in all material respects.

   4. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and neither the Company nor the Trust Fund created by the Pooling and Servicing Agreement is, or as a result of the offer and sale of the Securities as contemplated in the Prospectus and in this Agreement will become, an "investment company" as defined in the Investment Company Act, or an "affiliated person" of any such "investment company" that is required to be registered under the Investment Company Act of 1940, as amended.


   5. Assuming that the elections required by Section 860D(b) of the Internal Revenue Code of 1986, as amended (the "Code"), are properly made, and assuming that the Trust Fund is administered in compliance with the Pooling and Servicing Agreement as in effect on the Closing Date, and with any subsequent changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, (a) the Upper-Tier REMIC and Lower-Tier REMIC will each qualify for treatment for federal income tax purposes as a real estate mortgage investment conduit, as defined in Section 860D of the Code; (b) the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class PS1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-7H Certificates will constitute "regular interests" in the Upper-Tier REMIC and the Class R Certificates will constitute the sole class of "residual interests" in the Upper-Tier REMIC within the meaning of the Code; and (c) the Class A-1A-L, Class A-1B-L, Class A-1C-L, Class A-1D-L, Class A-2-L, Class A-3-L, Class A-4-L, Class A-5-L, Class B-1-L, Class B-2-L, Class B-3-L, Class B-4-L, Class B-5-L, Class B-6-L, Class B-7-L and Class B-7H-L Interests will constitute "regular interests" in the Lower-Tier REMIC and the Class LR Certificates will constitute the sole class of "residual interests" in the Lower-Tier REMIC within the meaning of the Code. Furthermore, (x) those portions of the Trust Fund exclusive of the Upper-Tier REMIC and the Lower-Tier REMIC will be characterized for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code; (y) the Class V-1 Certificates will represent the sole class of pro rata undivided beneficial interests in that portion of the Trust Fund consisting of the Default Interest and funds in the Default Interest Distribution Account; and (z) the Class V-2 Certificates will represent pro rata undivided beneficial interests in that portion of the Trust Fund consisting of the Excess Interest and funds in the Excess Interest Distribution Account.

   6. Each of this Agreement, the Pooling and Servicing Agreement and the Purchase Agreement (collectively, the "Agreements") has been duly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors' rights generally, and to general principles of equity including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law.

   7. The Securities are in a form authorized by the Pooling and Servicing Agreement and, when the Securities have been duly authenticated and delivered by the Trustee in the manner contemplated in the Pooling and Servicing Agreement and paid for by the Underwriters pursuant to the Underwriting Agreement, the Securities will be validly issued and outstanding and will be entitled to the benefits provided by the Pooling and Servicing Agreement.

   8. Assuming compliance with applicable state securities and Blue Sky laws, as to which such counsel need express no opinion, and except for the filing of a registration statement under the Act, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with,
(i) any court or governmental agency, body or administrative agency or (ii) any other person is required for (a) the execution, delivery and performance by the Company of the Agreements, (b) the transactions contemplated herein or therein or (c) the issuance and sale of the Securities and the transactions contemplated hereby and thereby, except such as have been obtained and made or have been disclosed in the Prospectus, and except where the failure to obtain such consents or waivers would not, singly or in the aggregate, result in a material adverse change in the business, operations, condition (financial or otherwise), affairs, assets, regulatory situation or business prospects of the Company, whether or not arising in the ordinary course of business.

   9. Such counsel has no reason to believe that, as of the effective date of the Registration Statement, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that as of its date or as of the date hereof, the Prospectus contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no view as to the adequacy or accuracy of (i) the financial, numerical, statistical or quantitative information included in the Registration Statement or the Prospectus or (ii) any information contained in any computer disk, CD-ROM or other electronic media accompanying the Prospectus.

                                                                        ANNEX B

            FORM OF OPINION TO BE DELIVERED BY BARRY M. FUNT, ESQ.

   1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business in the State of New York as a foreign corporation and the State of New York is the only state in which it is required to be so qualified. The Company has no subsidiaries.

   2. The Company has all requisite corporate power and authority to own its assets and conduct its business, as described in the Prospectus, and to execute, deliver and perform its obligations under the Agreements.

   3. The Company has received no notice of proceedings relating to the revocation or modification of any license, certificate authority or permit applicable to its owning such properties or conducting business which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the Mortgage Loan Pool or the business, operations, financial condition, assets or income of the Company.

   4. The execution, delivery and performance of the Agreements by the Company have been duly authorized by all necessary corporate action of the Company.

   5. The Securities have been duly and validly authorized by all necessary corporate action of the Company.

   6. None of (i) the issuance or sale of the Securities, (ii) the execution, delivery or performance of the terms of the Agreements, (iii) the consummation of the transactions contemplated herein or therein, or (iv) compliance by the Company with the terms or provisions hereof or thereof, will result in the breach of any term or provision of the certificate of incorporation or by-laws of the Company or conflict with, result in a breach or violation of or the acceleration of indebtedness under or constitute a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or requires consent under, or results in the imposition of a lien or encumbrance on any assets of the Company pursuant to (a) the terms of any indenture, agreement or instrument to which the Company is a party or by which it or its asset is or may be bound, (b) any statute, rule or regulation applicable to the Company or any of its assets, or (c) to the best of such counsel's knowledge, any order or decree of any applicable court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or any of its assets.

   7. To the best of such counsel's knowledge, there is no action, suit, proceeding or investigation, whether pending, threatened or contemplated, to which the Company is or may be subject or to which the business or assets of the Company are or may be subject, before any court, arbitrator or governmental agency, administrative agency or other tribunal which, either individually or in the aggregate, (a) asserts the invalidity of the Agreements or the Securities or (b) seeks to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by the Agreements, (c) is required to be disclosed in the Prospectus and is not so disclosed or (d) would materially and adversely affect (i) the performance by the Company of its obligations under, or the validity or enforceability of, any of the Agreements or the Securities, or (ii) any rights with regard to the Mortgaged Properties.

   8. There is (a) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body and (b) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company is or may be subject or to which the business or assets of the Company are or may be subject, that, in the case of clauses (a) and (b) above, is required to be disclosed in the Prospectus and that is not so disclosed.

                               B-1